Filed Pursuant To Rule 433
Registration No. 333-158105
April 20, 2010
We cordially invite you to join State Street Global Advisors for discussion on Exchange Traded Products. In 1993, State Street Global Advisors created the first ETF, the SPDR S&P 500 ETF (SPY). SPY is the oldest and largest ETF available and has approximately $77 billion in assets. Since 1993, approximately 863 new ETFs have been launched in the US and represent close to $806 billion in assets. ETFs are among the fastest growing financial services innovations in history.
SPDR Gold Shares (GLD) has been one of the fastest growing US-listed Exchange Traded Products (ETPs) in history. Since its inception in November 2004, it has grown to over $40 billion in assets. In 2006, assets increased nearly 117% due, in part, to robust investor demand and also to the strong market performance of gold bullion. In 2009, assets increased 85%.2
Tuesday, April 27th
Lunch 12:00 Noon
Morgan Stanley Smith Barney
1050 Connecticut Ave NW, Suite 800 Washington, DC
Space is limited. Please RSVP to Paul Cooney by Tuesday, April 20, 2010 at 202.746.5374 or paul_cooney@ssga.com
1 Based on assets under management as of 12/31/2009. 2 Bloomberg and SSgA Strategy & Research as of 12/31/2009.
GOLD
An • Institutional
•A Portfolio
• An Inflation
• A Commodity
Can • be tracked by

Speaker
Juan Carlos Artigas
World Gold Council
Juan Carlos Artigas is an Investment Research Manager for the World Gold Council in New York, where he is in charge of writing strategic and research notes that put gold in the context of global financial markets. He also regularly presents the strategic case for investing in gold to institutional and private investors.
He has over five years of experience in financial markets, having worked for JPMorgan Securities as a US and Emerging Markets strategist, where he led the Latin American sovereign debt and Mexico local market strategy effort. He holds a BS in Actuarial Sciences from ITAM (Mexico), and an MBA and MS in Statistics from the University of Chicago.

FINANCIAL ADVISOR USE ONLY. NOT FOR USE WITH THE PUBLIC.
ETPs trade like stocks, are subject to investment risk and will fluctuate in market value. SPDR® S&P 500 ETF is distributed by ALPS Distributors, Inc., member FINRA.
The SPDR® Gold Trust (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust, or any underwriter or any dealer participating in the offering, will arrange to send you the prospectus if you request it by calling toll free at 866.320.4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.
The prospectus contains information about the Trust and the SPDR® Gold Shares (the “Shares”) which is material and/or which may be important to you. You should read the entire prospectus, including ''Risk Factors’’ before making an investment decision about the Shares.
Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “it is likely,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this document that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the Shares), the Trust’s operations, the plans of the World Gold Trust Services LLC (the “Sponsor”) and references to the Trust’s future success and other similar matters are forward-looking statements. Investors are cautioned that these statements are only projections. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Marketing Agent made based on its perception of historical trends, current conditions and expected future developments, as well as other factors believed appropriate in the circumstances. Whether or not actual results and developments will conform to the Marketing Agent’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the factors identified in the “Risk Factors” section of the Prospectus filed with the SEC and in other filings made by the Trust from time to time with the SEC. Consequently, all the forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor or Marketing Agent anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Sponsor, Marketing Agent nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust, Marketing Agent nor the
Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s or Marketing Agent’s expectation or projections. The value of the Shares relates directly to the value of the gold held by the Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares.
Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the Sponsor and the Marketing Agent expect the value of an investment in the Shares to similarly decline proportionately.
Not FDIC Insured — No Bank Guarantee — May Lose Value
Shareholders of the Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither the Sponsor nor the Trustee of the Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
For more complete information, please call 866.320.4053 or visit www.spdrgoldshares.com today. “SPDR®” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and has been licensed for use by State Street Corporation. No financial product offered by State Street Corporation or its affiliates is sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding units/ shares in such products. Standard & Poor’s®, S&P®, SPDR® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by State Street Corporation. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF DAMAGES.
State Street Global Markets, LLC, Member NASD and SIPC.
Before investing, consider the funds’ and expenses. To obtain a prospectus or contains this and other important www.spdrs.com. Read it carefully.
© 2010 State Street Corporation. All Rights Reserved. IBG-1748 Exp. Date: 4/30/2010 IBG.GLDETPEVA.0410

We cordially invite you
to join State Street Global Advisors for discussion on Exchange Traded Products. In 1993, State Street Global Advisors created the first ETF, the SPDR S&P 500 ETF (SPY). SPY is the oldest and largest ETF available and has approximately $77 billion in assets. Since 1993, approximately 863 new ETFs have been launched in the US and represent close to $806 billion in assets. ETFs are among the fastest growing financial services innovations in history.
SPDR Gold Shares (GLD) has been one of the fastest growing US-listed Exchange Traded Products (ETPs) in history. Since its inception in November 2004, it has grown to over $40 billion in assets. In 2006, assets increased nearly 117% due, in part, to robust investor demand and also to the strong market performance of gold bullion. In 2009, assets increased 85%.2
Dates: Tuesday, April 27th & Wednesday, April 28th
Time: TBD
Morgan Stanley Smith Barney with State Street SPDR ETFs
1747 Pennsylvania Ave NW, Suite 500 Washington, DC
Space is limited. Please RSVP to Paul Cooney by Tuesday, April 20, 2010 at 202.746.5374 or paul_cooney@ssga.com
1 Based on assets under management as of 12/31/2009.
2 Bloomberg and SSgA Strategy & Research as of 12/31/2009.
GOLD
An • Institutional
•A Portfolio
• An Inflation
• A Commodity
Can • be tracked by

Speaker
Juan Carlos Artigas
World Gold Council
Juan Carlos Artigas is an Investment Research Manager for the World Gold Council in New York, where he is in charge of writing strategic and research notes that put gold in the context of global financial markets. He also regularly presents the strategic case for investing in gold to institutional and private investors.
He has over five years of experience in financial markets, having worked for JPMorgan Securities as a US and Emerging Markets strategist, where he led the Latin American sovereign debt and Mexico local market strategy effort. He holds a BS in Actuarial Sciences from ITAM (Mexico), and an MBA and MS in Statistics from the University of Chicago.

FINANCIAL ADVISOR USE ONLY. NOT FOR USE WITH THE PUBLIC.
ETPs trade like stocks, are subject to investment risk and will fluctuate in market value. SPDR® S&P 500 ETF is distributed by ALPS Distributors, Inc., member FINRA.
The SPDR® Gold Trust (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust, or any underwriter or any dealer participating in the offering, will arrange to send you the prospectus if you request it by calling toll free at 866.320.4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.
The prospectus contains information about the Trust and the SPDR® Gold Shares (the “Shares”) which is material and/or which may be important to you. You should read the entire prospectus, including ''Risk Factors’’ before making an investment decision about the Shares.
Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “it is likely,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this document that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the Shares), the Trust’s operations, the plans of the World Gold Trust Services LLC (the “Sponsor”) and references to the Trust’s future success and other similar matters are forward-looking statements. Investors are cautioned that these statements are only projections. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Marketing Agent made based on its perception of historical trends, current conditions and expected future developments, as well as other factors believed appropriate in the circumstances. Whether or not actual results and developments will conform to the Marketing Agent’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the factors identified in the “Risk Factors” section of the Prospectus filed with the SEC and in other filings made by the Trust from time to time with the SEC. Consequently, all the forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor or Marketing Agent anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Sponsor, Marketing Agent nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust, Marketing Agent nor the
Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s or Marketing Agent’s expectation or projections. The value of the Shares relates directly to the value of the gold held by the Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares.
Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the Sponsor and the Marketing Agent expect the value of an investment in the Shares to similarly decline proportionately.
Not FDIC Insured — No Bank Guarantee — May Lose Value
Shareholders of the Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither the Sponsor nor the Trustee of the Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
For more complete information, please call 866.320.4053 or visit www.spdrgoldshares.com today. “SPDR®” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and has been licensed for use by State Street Corporation. No financial product offered by State Street Corporation or its affiliates is sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding units/ shares in such products. Standard & Poor’s®, S&P®, SPDR® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by State Street Corporation. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF DAMAGES.
State Street Global Markets, LLC, Member NASD and SIPC.
Before investing, consider the funds’ and expenses. To obtain a prospectus or contains this and other important www.spdrs.com. Read it carefully.
© 2010 State Street Corporation. All Rights Reserved. IBG-1748 Exp. Date: 4/30/2010 IBG.GLDETPEVB.0410

We cordially invite you
to join State Street Global Advisors for discussion on Exchange Traded Products. In 1993, State Street Global Advisors created the first ETF, the SPDR S&P 500 ETF (SPY). SPY is the oldest and largest ETF available and has approximately $77 billion in assets. Since 1993, approximately 863 new ETFs have been launched in the US and represent close to $806 billion in assets. ETFs are among the fastest growing financial services innovations in history.
SPDR Gold Shares (GLD) has been one of the fastest growing US-listed Exchange Traded Products (ETPs) in history. Since its inception in November 2004, it has grown to over $40 billion in assets. In 2006, assets increased nearly 117% due, in part, to robust investor demand and also to the strong market performance of gold bullion. In 2009, assets increased 85%.2
Wednesday, April 28th
Lunch 12:00 Noon
Merrill Lynch
1152 15th Street NW
Washington, DC
Space is limited. Please RSVP to Paul Cooney by Wednesday, April 21, 2010 at 202.746.5374 or paul_cooney@ssga.com
1 Based on assets under management as of 12/31/2009. 2 Bloomberg and SSgA Strategy & Research as of 12/31/2009.
GOLD
An • Institutional
•A Portfolio
• An Inflation
• A Commodity
Can • be tracked by

Speaker
Juan Carlos Artigas
World Gold Council
Juan Carlos Artigas is an Investment Research Manager for the World Gold Council in New York, where he is in charge of writing strategic and research notes that put gold in the context of global financial markets. He also regularly presents the strategic case for investing in gold to institutional and private investors.
He has over five years of experience in financial markets, having worked for JPMorgan Securities as a US and Emerging Markets strategist, where he led the Latin American sovereign debt and
Mexico local market strategy effort. He holds a BS in Actuarial Sciences from ITAM (Mexico), and an MBA and MS in Statistics from the University of Chicago.

FINANCIAL ADVISOR USE ONLY. NOT FOR USE WITH THE PUBLIC.
ETPs trade like stocks, are subject to investment risk and will fluctuate in market value. SPDR® S&P 500 ETF is distributed by ALPS Distributors, Inc., member FINRA.
The SPDR® Gold Trust (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust, or any underwriter or any dealer participating in the offering, will arrange to send you the prospectus if you request it by calling toll free at 866.320.4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.
The prospectus contains information about the Trust and the SPDR® Gold Shares (the “Shares”) which is material and/or which may be important to you. You should read the entire prospectus, including ''Risk Factors’’ before making an investment decision about the Shares.
Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “it is likely,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this document that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the Shares), the Trust’s operations, the plans of the World Gold Trust Services LLC (the “Sponsor”) and references to the Trust’s future success and other similar matters are forward-looking statements. Investors are cautioned that these statements are only projections. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Marketing Agent made based on its perception of historical trends, current conditions and expected future developments, as well as other factors believed appropriate in the circumstances. Whether or not actual results and developments will conform to the Marketing Agent’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the factors identified in the “Risk Factors” section of the Prospectus filed with the SEC and in other filings made by the Trust from time to time with the SEC. Consequently, all the forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor or Marketing Agent anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Sponsor, Marketing Agent nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust, Marketing Agent nor the
Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s or Marketing Agent’s expectation or projections. The value of the Shares relates directly to the value of the gold held by the Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares.
Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the Sponsor and the Marketing Agent expect the value of an investment in the Shares to similarly decline proportionately.
Not FDIC Insured — No Bank Guarantee — May Lose Value
Shareholders of the Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither the Sponsor nor the Trustee of the Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
For more complete information, please call 866.320.4053 or visit www.spdrgoldshares.com today. “SPDR®” is a registered trademark of
Standard & Poor’s Financial Services LLC (“S&P”) and has been licensed for use by State Street Corporation. No financial product offered by State Street Corporation or its affiliates is sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding units/ shares in such products. Standard & Poor’s®, S&P®, SPDR® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by State Street Corporation. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF DAMAGES.
State Street Global Markets, LLC, Member NASD and SIPC.
Before investing, consider the funds’ and expenses. To obtain a prospectus or contains this and other important www.spdrs.com. Read it carefully.
© 2010 State Street Corporation. All Rights Reserved. IBG-1748 Exp. Date: 4/30/2010 IBG.GLDETPEVC.0410

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.